UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  December 18, 2009

Aspyra, Inc.
(Exact Name of Registrant as Specified in Its Charter)

California	001-13268	95-3353465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4360 Park Terrace Drive, Suite 220
Westlake Village, CA 91361
(Address of Principal Executive Offices) (Zip Code)

(818) 880-6700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2009, Rodney Schutt resigned from his position as Chief Executive Officer and Director of Aspyra, Inc. (the “Company”) to pursue other opportunities.  Mr. Schutt’s decision to resign did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.   Additionally, on December 18, 2009, the Company’s Board of Directors appointed Ademola Lawal, 34, to serve as the Company’s Chief Executive Officer.  Since April 2009, Mr. Lawal has served as the Company’s Chief Operating Officer.  Mr. Lawal joined the Company in 2008.  Prior to joining the Company, Mr. Lawal spent six years at GE Healthcare where he was a Director of Service leading a $57 million P&L that provided field service on diagnostic imaging equipment and clinical systems at hospitals and imaging centers. Mr. Lawal also earned his Six Sigma Black Belt certification at GE Healthcare. Prior to GE, he was at KPMG Consulting where he conducted various reorganization, valuation and benchmarking projects.  Mr. Lawal holds an MBA from Harvard Business School and a Bachelor of Science from the University of Virginia with concentration in Accounting and Management Information Systems. He is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 18, 2009	Aspyra, Inc.

/s/ Anahita Villafane
Anahita Villafane
Chief Financial Officer